UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010

Patriot Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CARLSBAD CORPORATE PLAZA
6183 PASEO DEL NORTE, SUITE 180
CARLSBAD, CA 92011
(Address of principal executive offices, zip code)

(760) 547-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On January 11, 2010, Patriot Scientific Corporation (the “Company”) issued a press release describing the financial results of its operations for the fiscal quarter ended November 30, 2009.  A copy of the related press release is attached hereto as Exhibit 99.1.

The information contained in this report and the exhibit hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press release dated January 11, 2010

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibit hereto, may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements may include, but are not limited to, the uncertainty of the effect of pending legislation; the uncertainty of patent and proprietary rights; uncertainty as to royalty payments and indemnification risks; trading risks of low-priced stocks; the effect of regulatory and legislative action; regional and general economic conditions; and certain assumptions upon which such forward-looking statements are based. Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in our most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. The Company assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Scientific Corporation

Date: January 12, 2010	By:	/s/ Clifford L. Flowers
Clifford L. Flowers
Interim Chief Executive Officer
Chief Financial Officer